March 17, 1998



Dear Fellow Stockholder:

         On behalf of the Board of Directors and management of North Bancshares, Inc. (the "Company"), I cordially invite you to attend the Company's Annual Meeting of Stockholders (the "Meeting"). The Meeting will be held at
10:00 a.m., local time, on April 22, 1998 at the Chicago Historical Society, located at 1601 N. Clark Street, Chicago, Illinois.

         At the Meeting, stockholders are being asked to elect two directors and to ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 31, 1998. Stockholders are also being asked to vote on three resolutions proposed by stockholders, as described herein. Your Board of Directors unanimously recommends that you vote FOR the nominees named herein and FOR the ratification of the appointment of independent auditors. Your Board of Directors unanimously recommends that you vote AGAINST the stockholder proposals.

         Whether or not you plan to attend, PLEASE READ THE ENCLOSED PROXY STATEMENT AND THEN COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING POSTPAID RETURN ENVELOPE AS PROMPTLY AS POSSIBLE.

This action will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the Meeting.

         Thank you for your attention to this important matter.

                                     Very truly yours,


                                     MARY ANN HASS
                                     Chairman and Chief Executive
                                     Officer

                             NORTH BANCSHARES, INC.
                              100 West North Avenue
                             Chicago, Illinois 60610
                                 (312) 664-4320

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To be Held on April 22, 1998


         Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of North Bancshares, Inc. ("North Bancshares" or the "Company") will be held at the Chicago Historical Society, located at 1601 North Clark Street, Chicago, Illinois, at 10:00 a.m., local time, on April 22, 1998.

         A Proxy Card and a Proxy Statement for the Meeting are enclosed.

         The Meeting is for the purpose of considering and acting upon:

1.       the election of two directors of the Company;

2. the ratification of the appointment of KPMG Peat Marwick LLP as independent auditors for the Company for the fiscal year ending December 31, 1998;

3. a stockholder proposal concerning voting provisions in the Company's Certificate of Incorporation;

4. a stockholder proposal concerning the calling of special meetings of stockholders;

5. a stockholder proposal concerning the classification of the Company's Board of Directors;

and such other matters as may properly come before the Meeting, or any adjournments or postponements thereof. The Board of Directors is not aware of any other business to properly come before the Meeting other than a stockholder proposal which has been excluded from accompanying Proxy Statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

         Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned or postponed. Stockholders of record as of the close of business on March 2, 1998 are the stockholders entitled to vote at the Meeting, and any adjournments or postponements thereof.

         You are requested to complete and sign the enclosed Proxy Card which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                                  By Order of the Board of Directors


                                  Mary Ann Hass
                                  Chairman and Chief Executive Officer


Chicago, Illinois
March 17, 1998


IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                                 PROXY STATEMENT

                             NORTH BANCSHARES, INC.
                              100 West North Avenue
                             Chicago, Illinois 60610
                                 (312) 664-4320



                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 22, 1998


         This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of North Bancshares, Inc. ("North Bancshares" or the "Company") of proxies to be used at the Annual Meeting of Stockholders of the Company (the "Meeting") which will be held at the Chicago Historical Society, located at 1601 North Clark Street, Chicago, Illinois, on April 22, 1998, at 10:00 a.m., local time, and all adjournments and postponements of the Meeting. The accompanying Notice of Meeting and form of proxy and this Proxy Statement are first being mailed to stockholders on or about March 17, 1998. Certain of the information provided herein relates to North Federal Savings Bank ("North Federal" or the "Bank"), a wholly owned subsidiary of the Company.

         At the Meeting, stockholders of the Company are being asked to consider and vote upon the election of two directors of the Company, a proposal to ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 31, 1998 and three stockholder proposals, as described herein.

VOTE REQUIRED AND PROXY INFORMATION

         All shares of the Company's common stock, par value $.01 per share ("Common Stock"), represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted FOR the nominees named herein, FOR the ratification of the appointment of the independent auditors and AGAINST each of the stockholder proposals. The Company does not know of any matters, other than as described in the Notice of Meeting, that may properly come before the Meeting other than a stockholder proposal that has been excluded from this Proxy Statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934. The Company is also aware of certain other stockholder proposals that have not been properly presented to the Company for consideration at the Meeting. In the event any of such propasals are properly presented to the Company for consideration at the Meeting or any adjournment or postponement thereof, it is intended that holders of proxies solicited on behalf of the Board of Directors will use their discretionary authority to vote against such proposals. If any other proposals or other business should properly come before the Meeting or any adjournment or postponement thereof, the holders of proxies acting thereunder will have the discretion to vote on such matters in accordance with their best judgement.

         Directors shall be elected by a plurality of the votes cast in person or by proxy at the Meeting. In all matters other than the election of directors, the affirmative vote of the majority of the votes cast on the matter shall be the act of the stockholders. Proxies marked to abstain with respect to a proposal will have the same effect as votes against the proposal. Votes withheld (for the election of directors) and broker non-votes will have no effect on the vote. One- third of the shares of the Company's Common Stock, present in person or represented by proxy, shall constitute a quorum for purposes of the Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum.

         A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Victor E. Caputo, Secretary, North Bancshares, Inc., 100 West North Avenue, Chicago, Illinois 60610.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         Stockholders of record as of the close of business on March 2, 1998 will be entitled to one vote for each share then held. As of that date, the Company had 1,300,286 shares of Common Stock issued and outstanding. The following table sets forth, as of March 2, 1998, information regarding share ownership of: (i) those persons or entities known by management to beneficially own more than five percent of the Company's Common Stock; and (ii) all directors and officers of the Company and the Bank as a group. For information regarding share ownership by the directors of the Company, see "Election of Directors."


          BENEFICIAL OWNER          SHARES BENEFICIALLY            PERCENT OF
                                         OWNED                       CLASS


North Bancshares, Inc.(1)               160,391                      12.34%
Employee Stock Ownership Plan
100 West North Avenue
Chicago, Illinois   60610

Mary Ann Hass/Elmer L. Hass(2)          123,987                        9.33
100 West North Avenue
Chicago, Illinois  60610

Robert H. Rusher(3)                     101,548                        7.61
100 West North Avenue
Chicago, Illinois  60610

Directors and executive                 383,166                       27.08
officers of the Company
and the Bank as a group
(10 persons)(4)

(1) The amount reported represents shares held by the Company's Employee Stock Ownership Plan ("ESOP"), 82,600 of which were allocated to accounts of participants. John P. Koch, the trustee of the ESOP, may be deemed to beneficially own the shares held by the ESOP which have not been allocated to the accounts of participants.

(2) Includes shares held directly, jointly with family members, in a retirement account of either individual or allocated to the ESOP account of Mrs. Hass, and 28,986 shares subject to options granted under the 1993 Stock Option and Incentive Plan ("Stock Option Plan") which are currently exercisable or which will become exercisable within 60 days of March 2, 1998. Mr. and Mrs. Hass are deemed to beneficially own all shares held either directly or indirectly by either individual.

(3) Includes shares held directly and jointly with family members, as well as 34,158 shares subject to options granted under the Stock Option Plan which are currently exercisable or which will become exercisable within 60 days of March 2, 1998.

(4) Includes shares held directly, as well as jointly with family members, and shares held in retirement accounts in a fiduciary capacity or by certain family members, with respect to which shares the group members may be deemed to have shared or sole voting and/or investment power. This amount includes 114,388 shares in the aggregate subject to options granted under the Stock Option Plan which are currently exercisable or which will become exercisable within 60 days of March 2, 1998.


                            I. ELECTION OF DIRECTORS


GENERAL

         The Company's Board of Directors currently consists of six members. The Board is divided into three classes, each of which contains approximately one-third of the members of the Board. Approximately one-third of the directors are elected annually. Directors of the Company are elected to serve for a three-year period or until their respective successors are elected and qualified. The Company notes with great sorrow the passing of Director Michael

J. Perri on April 27, 1997. Mr. Gregory W. Rose was appointed to the position vacated by Mr. Perri's death for a term to expire in 2000.

         The table below sets forth certain information regarding the composition of the Company's Board of Directors, including each director's term of office. The Board of Directors acting as the nominating committee has recommended and approved the nominees identified in the following table. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to a nominee) will be voted at the Meeting FOR the election of the nominees identified below. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any nominee may be unable to serve, if elected. Except as disclosed herein, there are no arrangements or understandings between the nominees and any other person pursuant to which the nominees were selected.



                                                                                                    SHARES OF
                                                                                                  COMMON STOCK
                                              POSITION(S) HELD                                     BENEFICIALLY        PERCENT
                                                  IN THE            DIRECTOR         TERM TO         OWNED AT            OF
       NAME                     AGE(1)           COMPANY            SINCE(2)         EXPIRE      MARCH 2, 1998(3)     CLASS(3)
-------------------          ----------      ------------------   ----------       ---------    -----------------   -----------

                                                             NOMINEE


Mary Ann Hass                     65       Chairman of the           1962             1998        123,987(4)         9.33%
                                           Board and Chief
                                           Executive Officer

Joseph A. Graber                  47       President and             1993             1998         64,673            4.92
                                           Director


                                         DIRECTORS CONTINUING IN OFFICE


Robert H. Rusher                  69       Director                  1993            1999         101,548            7.61

Elmer L. Hass                     69       Director                  1968            1999         123,987(4)         9.33

Gregory W. Rose                   38       Director                  1997            2000           5,250            0.40

James L. Ferstel                  70       Director                  1983            2000          37,229            2.84

(1)  At December 31, 1997.

(2) Includes service as a director of the Bank.

(3) Amounts include shares held directly and jointly with family members, as well as shares held in retirement accounts, allocated to the ESOP accounts of the named individuals, held by certain members of the named individuals' families, or held by trusts of which the named individual is a trustee or substantial beneficiary, with respect to which shares the respective directors may be deemed to have sole or shared voting and/or investment power. Amounts also include 10,414 shares subject to options granted to Messrs. Ferstel and Hass and 3,750, 18,572, 34,158 and 15,000 shares subject to options granted to Mr. Rose, Chairman Hass, Mr. Rusher and Mr. Graber, respectively, which are currently exercisable or which will become exercisable within 60 days of March 2, 1998.

(4) Mr. and Mrs. Hass may be deemed to beneficially own all shares held directly or indirectly by each other.

         The business experience of each director of the Company is set forth below. All directors have held their present position for at least the past five years unless otherwise indicated.

         Mary Ann Hass - Mrs. Hass has served as Chairman of the Board and Chief Executive Officer of the Company since its incorporation in 1993, and as Chairman of the Board and Chief Executive Officer of the Bank since
1968. She has served in various capacities since beginning her career with the Bank in 1950. Mrs. Hass has served on the Board of Directors of the Illinois League of Financial Institutions, the Board of Trustees of the Latin School of Chicago and the Board of Directors of the New City YMCA, formerly known as ISHAM YMCA. She is also a past Chairman and Director of the Chicagoland Association of Savings Institutions, past President and Director of the Federal Savings and Loan Council of Illinois and past President and Director of the Lincoln Park Chamber of Commerce. She also has served on the Board of Directors and Supervisory Committee of the Norwood Park Catholic Credit Union. Mrs. Hass currently serves on the Resource Development Committee of the Neighborhood Housing Services of Chicago, Inc. and is a member of The Economic Club and Executive Club of Chicago. Mrs. Hass has also served on the Publications Committee and the Housing Finance Development Committees of the International Union of Housing Finance Institutions. Mrs. Hass is the wife of Director Elmer
L. Hass and sister-in-law of Director Robert H. Rusher.

          Joseph A. Graber - Mr. Graber was appointed President of the Company and the Bank in 1995 after serving as Executive Vice President and Corporate Secretary of the Company since its formation in 1993, and Executive Vice President, Corporate Secretary and Advisory Director of the Bank since 1992. Mr. Graber has served as Assistant Controller, Branch Manager, Vice President and Senior Vice President during his tenure with the Bank, which began in 1972. Mr. Graber serves on the Board of Directors of the Lincoln Park Chamber of Commerce. He also serves of the Board of the Friends of the Near North Library. Mr. Graber was also appointed to serve on the Citizens Advisory Council for the Community Area Resident Economic Center. Mr. Graber is a past President of the Wilmette Kiwanis Club and has served on the Board of Directors of the Wilmette Chamber of Commerce. He was also Trustee of the Chicago Savings and Trust Forum and Chairman of the Lincoln Park Unit of the American Cancer Society.

          Robert H. Rusher - Mr. Rusher retired in 1995 after serving as President and Chief Operating Officer of the Company since its formation in 1993, and President and Chief Operating Officer of the Bank since 1992. He was elected to the Board of Directors of the Bank in 1960 while serving as attorney to the Bank, and was appointed an Advisory Director in 1979. Before beginning his career with the Bank, Mr. Rusher was an associate with the law firm of Koch & Koch and a partner in the law firm of Eley, Rusher and Koch. Mr. Rusher also served on the Board of Directors of the Chicagoland Association of Savings Institutions and the Lincoln Park Conservation Association. Mr. Rusher is the brother-in-law of Mrs. Hass.

          Elmer L. Hass - Mr. Hass was employed as a foreman by Cragin Metal Products, Inc. from 1955 until his retirement on November 30, 1993. Mr. Hass is Mrs. Hass' husband.

          Gregory W. Rose - Mr. Rose is an owner, director and managing partner of Monarch Tool and Die Company and STAG Real Estate Holdings. Mr. Rose was elected as a director of the Bank in April 1997 and appointed as a director of the Company in August 1997.

          James L. Ferstel - Mr. Ferstel has been a practicing attorney in the Chicago area since 1952.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

          MEETINGS AND COMMITTEES OF THE COMPANY'S BOARD OF DIRECTORS. The Company's Board of Directors meets as needed upon the written request of the Chairman of the Board or at least three Directors. The Board of Directors met twelve times during fiscal 1997. During fiscal 1997, no incumbent director of the Company attended fewer than 75% of the total number of Board meetings held while he or she was a director and the total number of meetings held by the committees of the Board of Directors on which he or she served during the period that he or she served. The Company's Directors are paid a fee of $250 per meeting attended for their services as such unless such meeting is held immediately following a meeting of the Bank's Board of Directors in which case no fee is paid for the meeting of the Company's Board of Directors.

          The Board of Directors of the Company has standing Audit, Compensation and Allocation, Executive and Nominating Committees.

         The Audit Committee recommends independent auditors to the Board, reviews the results of the auditors' services, reviews with management the systems of internal control and internal audit reports and ensures that the books and records of the Company are kept in accordance with applicable accounting principles and standards. The members of the Audit Committee are Messrs. Hass, Ferstel and Rusher. This committee met once during the fiscal year ended December 31, 1997.

         The Compensation and Allocation Committee is composed of Messrs. Ferstel, Rose and Hass. This committee administers the Company's Stock Option Plan and the Recognition and Retention Plan, and reviews compensation and benefit matters. This committee met three times during the fiscal year ended December 31, 1997.

          The Executive Committee is composed of Mrs. Hass and Messrs. Graber and Rusher. To the extent authorized by the Board of Directors and the Bylaws, this committee exercises all of the authority of the Board of Directors between Board Meetings. Specifically, the committee works with senior management to accomplish the objectives of the Company and to formulate future business strategies. The Executive Committee did not meet during the year ended December 31, 1997.

         The Nominating Committee is composed of Messrs. Ferstel, Rose and Rusher and is responsible for selecting nominees for election as directors. The Nominating Committee met once during fiscal 1997. While the Nominating Committee will consider nominees recommend by stockholders, the Nominating Committee has not actively solicited such recommendations.

          MEETINGS AND COMMITTEES OF THE BANK'S BOARD OF DIRECTORS. The Bank's Board of Directors meets monthly and may have additional special meetings upon the written request of the Chairman of the Board or at least three directors. The Board of Directors met 13 times during the year ended December 31, 1997. During fiscal 1997, no incumbent director of the Bank attended fewer than 75% of the total number of Board meetings held while he or she was a director and the total number of meetings held by the committees of the Board of Directors on which he or she served during the period that he or she served. Directors and Advisory Directors of the Bank were each paid an annual retainer fee of $8,400 and an additional fee of $300 per meeting attended during fiscal 1997.

         The Bank has standing Asset Liability-Risk Management, Compensation and Allocation, Community Reinvestment Act ("CRA"), Executive, Interest Rate and Loan Committees.

         The Asset-Liability Risk Management Committee evaluates the Bank's assets and liabilities and identifies problem assets. The committee also considers investment recommendations and determines actions to be taken thereon. The current members of this committee are Mrs. Hass, Mr. Graber, Victor E. Caputo, Executive Vice President and Secretary of the Company and the Bank and Martin Trofimuk, Vice President and Treasurer of the Company and the Bank. This committee held four meetings during the year ended December 31, 1997.

          The Compensation and Allocation Committee establishes the salaries of Bank personnel and reviews other compensation and benefit matters. Messrs. Ferstel, Rose and Hass are the current members of the Compensation and Allocation Committee. This committee met one time during fiscal 1997.

         The CRA Committee reviews the Bank's CRA Statement and the Bank's general overall compliance with the requirements of the CRA and makes recommendations or changes on the CRA Statement to the Board. The CRA Committee is composed of Mr. Graber and John K. Taylor, Vice President of the Bank. This committee met twice during fiscal 1997.

         The Bank's Executive Committee exercises the powers of the full Board of Directors between Board meetings, except that this committee does not have the authority of the Board to amend the charter or bylaws, adopt a plan of merger, consolidation, dissolution, or provide for the disposition of all or substantially all of the property and assets of the Bank. The Executive Committee is composed of Mrs. Hass and Messrs. Graber and Rusher. The
Executive Committee did not meet during the year ended December 31, 1997.

         The Interest Rate Committee manages the Bank's interest rate risk and sets the interest rates paid by the Bank. The committee consists of Mrs. Hass and Messrs. Graber, Caputo and Trofimuk and meets once per week.

         The Loan Committee reviews and evaluates loans and approves loans and loan commitments, within the guidelines established by the Board. The current members of this committee are Mrs. Hass and Messrs. Graber, Caputo and Taylor. The Loan Committee met as necessary to approve loan applications, review loan policies and set interest rates during the year ended December 31, 1997.

EXECUTIVE COMPENSATION

         The Company has not paid any compensation to its executive officers since its formation. The Company does not presently anticipate paying any compensation to such persons until it becomes actively involved in the operation or acquisition of businesses other than the Bank.

         The following table sets forth information regarding compensation paid by the Company and the Bank to their Chief Executive Officer for services rendered during the fiscal year ended December 31, 1997. There were no other executive officers whose salary and bonus for fiscal 1997 exceeded $100,000.



                                                              SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------------------------------------------------
                                                                                 Long Term Compensation
                                                                        ------------------------------------
                         Annual Compensation                                     Awards              Payouts
----------------------------------------------------------------------  --------------------------  --------
                                                           OTHER        RESTRICTED
       Name and                                           ANNUAL          STOCK         OPTIONS/       LTIP    All Other
       Principal                 Salary      Bonus     COMPENSATION      AWARD(S)         SARS       PAYOUTS  Compensation
       Position          Year    ($)(1)       ($)         ($)(3)           ($)            (#)          ($)    ($)(4)
--------------------------------------------------------------------------------------------------------------------------


Mary Ann Hass            1997     $136,800   $3,190(2)     $ ---          $  ---       $ ---            ---     $54,715
Chairman and
Chief Executive          1996      127,350    7,068(2)       ---             ---         ---            ---      37,622
Officer
                         1995      115,850   24,687(2)       ---             ---         ---            ---      33,089

(1) Includes director's fees of $12,800, $11,350 and $10,850 for fiscal 1997, 1996 and 1995, respectively.

(2)  Represents a payment in lieu of a pension plan contribution.

(3) Does not include perquisites which did not exceed the lesser of $50,000 or 10% of Mrs. Hass' salary and bonus.

(4) Represents the dollar value of term life insurance premiums paid by the Bank on Mrs. Hass' behalf and contributions to Mrs. Hass' account under the ESOP, respectively, as follows: (i) 1997 - $2,520 and $52,195; (ii) 1996 - $1,404 and $36,218; and (iii) 1995 - $1,404 and $31,685.

         The following table provides information as to stock options exercised by the Company's Chief Executive Officer during fiscal 1997 and the value of the options held by the Chief Executive Officer on December 31, 1997. No stock options or stock appreciation rights were granted to the Chief Executive Officer during fiscal 1997.



           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END
                                  OPTION VALUES
---------------------------------------------------------------------------------------------------------------------
                                                                                                  VALUE OF
                                                                 NUMBER OF                      UNEXERCISED
                                                                UNEXERCISED                     IN-THE-MONEY
                                                                 OPTIONS AT                      OPTIONS AT
                                                                 FY-END (#)                    FY-END ($)(1)
                                                        -------------------------------------------------------------
                             SHARES          VALUE
         NAME               ACQUIRED        REALIZED    EXERCISABLE    UNEXERCISABLE   EXERCISABLE     UNEXERCISABLE
                         ON EXERCISE (#)      ($)           (#)             (#)            ($)              ($)
---------------        -----------------   --------     -----------   --------------   -----------    ---------------
Mary Ann Hass              10,000           $96,250        37,072         ---            $415,577          $ ---
=====================================================================================================================

(1) Represents the aggregate market value (market price of the Common Stock less the exercise price) of the options granted based upon the option exercise price of $6.67 per share and the closing price of $17.88 per share as reported on the Nasdaq National Market on December 31, 1997.

EMPLOYMENT AGREEMENTS

         The Bank has entered into employment agreements with Chairman Hass and Messrs. Graber, Caputo and Trofimuk. The employment agreements are designed to assist the Bank and the Company in maintaining a stable and competent management base. The continued success of the Bank and the Company depends to a significant degree on the skills and competence of their officers. The employment agreements provide for an annual base salary in an amount not less than the employee's then current salary and a term of three years with respect to Chairman Hass and Messrs. Graber and Caputo, and one year with respect to Mr. Trofimuk. The agreements provide for extensions of one year, in addition to the then-remaining term under the agreement, on each anniversary of the effective date of the agreements, subject to a performance evaluation performed by disinterested members of the Board of Directors of the Bank. The agreements provide for termination upon the employee's death, for cause or in certain events specified by the regulations of the Office of Thrift Supervision ("OTS"). The employment agreements are also terminable by the employee upon 90 days notice to the Bank.

         The employment agreements provide for payment to the employee of his or her salary for the remainder of the term of the agreement, plus up to 299% of the employee's base compensation with respect to Chairman Hass and Messrs. Graber and Caputo, and up to 100% of base compensation with respect to Mr. Trofimuk, in the event there is a "change in control" of the Bank where employment terminates involuntarily in connection with such change in control or within 12 months thereafter. This termination payment is subject to reduction by the amount of all other compensation to the employee deemed for purposes of the Internal Revenue Code of 1986, as amended, to be contingent on a "change in control," and may not exceed three times the employee's average annual compensation over the most recent five year period or be non-deductible by the Bank for federal income tax purposes. For the purposes of the employment agreements, a "change in control" is defined as any event which would require the filing of an application for acquisition of control or notice of change in control pursuant to 12 C.F.R. ss. 574.3 or 4. Such events are generally triggered prior to the acquisition or control of 10% of the Company's Common Stock. The agreements guarantee participation in an equitable manner in employee benefits applicable to executive personnel.

         Based on their current salaries, if the employment of Chairman Hass and Messrs. Graber, Caputo and Trofimuk had been terminated as of December 31, 1997, under circumstances entitling them to severance pay as described above, they would have been entitled to receive lump sum cash payments of approximately $371,000 $248,000, $217,000 and $51,000, respectively.

CERTAIN TRANSACTIONS

         The Bank has followed a policy of granting consumer loans and loans secured by the borrower's personal residence to officers, directors and employees. All loans to executive officers and directors are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions prevailing at the time, in accordance with the Bank's underwriting guidelines, and do not involve more than the normal risk of collectibility or present other unfavorable features. Loans to executive officers and directors must be approved by a majority of the disinterested directors and loans to other officers and employees must be approved by the Bank's Loan Committee. All loans by the Bank to its directors and executive officers are subject to OTS regulations restricting loan and other transactions with affiliated persons of the Bank. Federal law currently requires that all loans to directors and executive officers be made on terms and conditions comparable to those for similar transactions with non-affiliates. As required under Federal law, all loans to executive officers and directors are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions prevailing at the time, in accordance with the Company's underwriting guidelines, and do not involve more than the normal risk of collectibility or present other unfavorable features.

         The Bank has made several loans to its directors and officers, or certain family members or affiliates thereof, in the ordinary course of business and on the same terms, including collateral and interest rates, as those prevailing at the time for comparable transactions with other persons and which did not involve more than the normal risk of collectibility or present other unfavorable features or which complied with applicable rules concerning loans to such persons in effect at the time when the loans were made.

                 II. RATIFICATION OF THE APPOINTMENT OF AUDITORS

         The Board of Directors has renewed the Company's arrangement for KPMG Peat Marwick LLP to be its auditors for the 1998 fiscal year, subject to the ratification of the appointment by the Company's stockholders at the Meeting. A representative of KPMG Peat Marwick LLP is expected to attend the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if he so desires.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.


                              STOCKHOLDER PROPOSALS

         Management receives suggestions and proposals throughout the year from stockholders, customers of the Bank and others. Such proposals are welcomed, and management seeks to assure that its views on the action it proposes to take in their implementation or rejection are communicated to the proponent. Some proposals from stockholders are presented to the Company in the form of resolutions, and they may be adopted and implemented by management after review with and agreement by their proponents, and therefore, need not be presented to the stockholders. Other resolutions from stockholders, like the ones presented below, are properly presented to the Company, but are regarded by management as not being in the best interests of the Company or its stockholders, and are presented in the proxy materials to the stockholders for a vote as required by law. The following proposals are only advisory and are not binding on the Company.

         The name and address and the number of shares held by the stockholders submitting the following proposals will be furnished by the Company to any person either orally or in writing as requested, promptly upon the receipt of any oral or written request therefor.

             III. STOCKHOLDER PROPOSAL CONCERNING VOTING PROVISIONS
                  IN THE COMPANY'S CERTIFICATE OF INCORPORATION

PROPOSED RESOLUTION

         ELIMINATE CERTAIN SUPERMAJORITY VOTING REQUIREMENTS

         "RESOLVED, that the stockholders of the Company recommend that the Board of Directors undertake a thorough review of the Company's Certificate of Incorporation and By-laws for the purpose of identifying and removing all of those provisions that limit stockholder participation and that the Board of Directors act to amend Article XIII of the Certificate of Incorporation to eliminate the requirements of an eighty percent (80%) affirmative vote by adopting a resolution to that effect and submitting it to a vote of the stockholders at a special meeting called for that purpose as promptly as practicable following the 1998 Annual Meeting."

PROPONENT STATEMENT

         AMEND VOTING REQUIREMENTS TO AMEND ARTICLE/BYLAWS

         Proponent requests that the board conduct a review of the company's certificate of incorporation and bylaws to identify and remove provisions that limit stockholder participation. At a minimum, the proposal requests that the board remove provisions from the charter which require the approval of eighty percent (80%) of the company's shares to amend the certificate regarding the structure of the board of directors and stockholders' rights to call a special meeting. This proposal asks that the board call a special meeting to approve the repeal of such provisions.

         The supermajority vote requirements to amend the certificate provisions relating to the structure of the board and stockholders' rights to call a special meetings serve only to entrench and isolate the board of directors. Proponent believes that stockholders should have the authority to approve any amendment to the company's certificate by a simple majority of the stockholder vote, as a check on the board's practices and policies that may deny stockholders the full value of their shares. The supermajority requirements have protected past board actions that are considered to be contrary to the board's duty to enhance the sustainable value of the shares in the market.

         YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL FOR THE FOLLOWING REASONS.

         The Board of Directors considers the proposal to be vague and indefinite. The proposal requests that the Board remove all provisions that purportedly "limit stockholder participation" without specifically identifying the provisions requested to be removed (other than citing one example). Therefore, if the proposal were approved, it is unclear as to what actions the Board might be requested to take.

         The Board believes that the provisions in the Certificate of Incorporation that require an 80% majority vote do not limit stockholder participation. Stockholders have the right to vote on any matter that is properly brought before them for a vote and are entitled to the same number of votes regardless of the total number of votes needed for approval of the matter. They are not in any way denied the privilege of voting on issues because of any supermajority requirement that is contained in the Certificate of Incorporation.

         In addition, the proponent states, "The supermajority requirements have protected past board actions that are considered to be contrary to the Board's duty to enhance the sustainable value of the shares in the market." This statement is made without any support or basis in fact and the supporting statement does not mention any negative prior actions of the Board of Directors.

         The supermajority voting requirements in the Company's Certificate of Incorporation and Bylaws, along with certain other protective measures, enable the Board to represent more effectively the interests of all stockholders in a wide variety of circumstances, including those created by the actions of a minority stockholder or group of stockholders. Provisions similar to these requirements are contained in many public companies' corporate governance documents (including those of most publicly held thrift institution holding companies).

         The purpose of these provisions is to strengthen the Board's ability, in the exercise of its fiduciary duties, to protect and maximize the value of stockholders' investment in the Company in the event of an attempt to acquire control of the Company. The provisions are not intended to, and do not, preclude unsolicited, non-abusive offers to acquire the Company at a fair price. They are designed, instead, to encourage any potential acquiror to negotiate directly with the Board, which the Company believes is in the best position to effectively and properly evaluate the adequacy and fairness of proposed offers, to negotiate on behalf of stockholders and to protect stockholders against abusive tactics during a takeover process. The supermajority voting requirements do not affect any takeover proposal which the Board believes is in the best interests of the Company's stockholders. The overriding objective of the Board in including these requirements in the Company's Certificate of Incorporation and Bylaws has always been the preservation and maximization of the Company's value for all stockholders.

         Finally, the Board of Directors believes it has consistently recognized its responsibility to enhance stockholder value. The supermajority provisions in the Certificate of Incorporation were clearly described in the Company's initial public offering prospectus and have existed for over four years. The proponent was certainly aware of these provisions when he purchased his stock and since purchasing his stock in August 1996 has seen his investment grow by approximately 70%. The provisions that the proponent says will affect "the sustainable value of the shares in the market" have existed during a time that the Company has provided a compounded annual rate of return of approximately 28%.

         ACCORDINGLY, THE BOARD OF DIRECTORS BELIEVES IT IS IN THE INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS TO REJECT THE PROPOSAL AND RECOMMENDS A VOTE "AGAINST" THIS STOCKHOLDER PROPOSAL. YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.


               IV. STOCKHOLDER PROPOSAL CONCERNING THE CALLING OF
                        SPECIAL MEETINGS OF STOCKHOLDERS

PROPOSED RESOLUTION

         REQUIRE THE CALL OF SPECIAL STOCKHOLDERS' MEETINGS UPON THE DEMAND OF HOLDERS OF 10% OF THE VOTING STOCK

         "RESOLVED, that the stockholders of the Company recommend that the Board of Directors act to amend Section (d) of Article FIFTH of the Certificate of Incorporation to provide that special meetings of the stockholders of the Company shall be called by the Board of Directors, President or Secretary upon delivery thereto of a written demand for the call of such meeting from the holders of ten percent (10%) or more of the Company's then outstanding voting securities, by adopting a resolution to that effect and submitting it to a vote of the stockholders at a special meeting called for that purpose as promptly as practicable following the 1998 Annual Meeting."

         "FURTHER RESOLVED, that in the event that the Certificate of Incorporation shall be amended in the manner contemplated by the foregoing resolution, the stockholders of the Company recommend that the Board of Directors act to amend Section 2 of Article I of the Bylaws of the Company likewise to provide that special meetings of the stockholders of the Company shall be called by the Board of Directors, President or Secretary of the Company upon delivery thereto of a written demand for the call of such meeting from the holders of ten percent (10%) of the Company's then outstanding voting securities."

PROPONENT STATEMENT

         AMEND ARTICLES/BYLAWS/RE: CALLING SPECIAL MEETINGS

         Proponent seeks stockholder approval to request that the board amend the Company's certificate and bylaws to provide that a special stockholders' meeting may be called by the holders of ten percent or more of the Company's outstanding shares. Currently, Proponent believes that stockholders' inability to call special meeting serves to further entrench the board.

         Without the right to call a special meeting, stockholders cannot remove directors or initiate a stockholder resolution without waiting for the next scheduled meeting. Stockholders also may not be able to respond to a beneficial offer if the bidder cannot call a special meeting.

         Stockholders must have the right to call special meetings when they believe it is appropriate--not only when the board deems it appropriate. Additionally, although there are expenses and time requirements involved in holding a special meeting, any matter to be brought before a special meeting would still require the approval of at least a majority of the Company's shares in order to be approved.

         YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL FOR THE FOLLOWING REASONS.

         The Board of Directors believes that the effects of this proposal, if adopted, would be extremely expensive, cumbersome and not in the best interests of the stockholders. If the Certificate of Incorporation and the Bylaws were amended as proposed to allow 10% of the stockholders to call a special meeting, numerous special meetings could be called during the year. The Company has limited financial and human resources available to devote to a potential steady stream of special meetings in addition to the annual meeting of stockholders. The Board believes that management's time is better spent on the day to day operations of the Company and its ongoing efforts to enhance stockholder value.

         Furthermore, the proponent erroneously states that "[S]tockholders also may not be able to respond to a beneficial offer if the bidder cannot call a special meeting." This provision does not prevent a tender offer. It does, however, along with other protective measures in the Certificate of Incorporation and Bylaws, serve to enhance the Board's bargaining position on behalf of the stockholders if and when unsolicited offers are made.

         In addition, the proponent was aware at the time he purchased his stock that there were restrictions on the ability of stockholders to call special meetings. These restrictions, and the reasons for them, were detailed in the Company's initial public offering prospectus. The proponent acknowledged receipt of the prospectus and that he was aware of the information contained therein.

         ACCORDINGLY, THE BOARD OF DIRECTORS BELIEVES IT IS IN THE INTERESTS OF THE COMPANY AND ITS STOCKHOLDER TO REJECT THE PROPOSAL AND RECOMMENDS A VOTE "AGAINST" THIS STOCKHOLDER PROPOSAL. YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                V. STOCKHOLDER PROPOSAL CONCERNING CLASSIFICATION
                              OF BOARD OF DIRECTORS

PROPOSED RESOLUTION

         ELIMINATE THE CLASSIFIED BOARD AND PROVIDE ONE YEAR TERMS FOR ALL DIRECTORS

         "RESOLVED, that the stockholders of North Bancshares, Inc. (the "Company") recommend that the Board of Directors of the Company act to amend Section A of Article SIXTH of the Certificate of Incorporation to eliminate the classified Board of Directors and provide one year terms for all Directors, commencing with the election of directors in 1999, provided that the unexpired terms of Directors elected or appointed to the Board at or prior to the 1998 Annual Meeting will not be affected, by adopting a resolution to that effect and submitting it to a vote of the stockholders at a special meeting called for that purpose as promptly as practicable following the 1998 Annual Meeting."

PROPONENT STATEMENT

         DECLASSIFY THE BOARD OF DIRECTORS

         Proponent has submitted this stockholder proposal to call for the repeal of the company's classified board structure and for the annual election of all directors. Currently, the board comprises three director classes, each of which serves a three-year term. This proposal requests that the board be elected annually after the 1998 annual meeting. It will not disqualify Directors previously elected from completing their terms nor will it disqualify nominees for director at the 1998 Annual Meeting from serving their full term.

         The ability to elect directors is the single most important use of the stockholder franchise, and all directors should be accountable on an annual basis. Management may argue that staggered boards are in place at a number of large companies and that they provide continuity, but empirical evidence has suggested that such a structure is not in stockholders' best interests from a financial perspective.

         A classified board can entrench management and effectively preclude most takeover bids or proxy contests. Board classification forces dissidents and would-be acquirers to negotiate with the incumbent board, which has the authority to decide on offers without a stockholder vote.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THE STOCKHOLDER PROPOSAL FOR THE FOLLOWING REASONS.

         Since its incorporation, the Company has maintained a classified Board of Directors. The Board of Directors believes the classified structure of the Board is in the best interests of the Company and its stockholders for the following reasons. First, the structure is designed to provide continuity and stability in the management of Company affairs, since, at any given time, a majority of the Board generally will have had prior experience as directors of the Company. At the same time, the classified structure, by permitting annual elections with respect to one-third of the Board, affords stockholders a significant opportunity to express their views regarding Board performance.

         Second, the classified structure is designed to enhance management's ability to negotiate in the best interests of all stockholders with any person seeking to acquire control of the Company, since, absent a negotiated acquisition, at least two annual stockholder meetings would be required to effect a change in control of the Board.

         The Board of Directors recognizes that it is possible for various individuals or entities owning a significant but minority position in a corporation to attempt to obtain actual control of the corporation, or to further some other personal goal with respect to the corporation or its shares or assets, by electing at a single annual meeting their own slate of directors. Such an attempt, even if unsuccessful, can seriously disrupt the conduct of the business of a corporation and cause it to incur substantial expense. The Company's present method of electing directors by classes promotes continuity of experience on the Board, provides for an orderly succession of directors and would encourage any unsolicited bidder for control of the Company to negotiate with the Board, which can best represent the interests of all of the stockholders.

         Election of directors by classes is a common practice that has been adopted by many companies (including most publicly held thrift institution holding companies). It is specifically permitted by the laws of many states, including the Company's state of incorporation, as well as the rules of the Nasdaq Stock Market.

         The proponent suggests there is "empirical evidence" that a classified Board of Directors is not in the best interests of the stockholders from a financial perspective but provides no evidence to support his claim.

         Proponent's failure to support his argument is not surprising as the Company's historical financial performance indicates that a classified Board of Directors has not in any way compromised the interests of stockholders from a financial perspective. The Board, as currently structured, has provided stockholders a compounded annual return on their investment of approximately 28% over the last four years ending December 31, 1997. During 1997, the value of an investment in the Company produced a return of approximately 62%. The dividend yield, based on the initial public offering price of $10.00, was 4.8% during 1997, and currently amounts to a 6% annual yield.

         ACCORDINGLY, THE BOARD OF DIRECTORS BELIEVES IT IS IN THE INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS TO REJECT THE PROPOSAL AND RECOMMENDS A VOTE "AGAINST" THIS STOCKHOLDER PROPOSAL. YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

         Approval of each of the foregoing three advisory stockholder proposals requires the affirmative vote of a majority of the votes cast in person or by proxy at the Meeting. Any approved proposal would merely constitute a recommendation and would not require the Board of Directors to take any action. The Board of Directors has not decided what action, if any, it would take if any of the proposals were approved.

                 DATE OF SUBMISSION OF STOCKHOLDER PROPOSALS FOR
                               NEXT ANNUAL MEETING

         In order to be eligible for inclusion in the Company's proxy materials for the next Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received by the Company's Secretary at the Company's main office located at 100 West North Avenue, Chicago, Illinois 60610 no later than November 17, 1998. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

                                  OTHER MATTERS

         The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitation by mail, directors, officers and regular employees of the Company or the Bank may solicit proxies personally or by telegraph or telephone without additional compensation. The Company has retained Morrow & Company to assist in the solicitation of proxies for a fee of $5,000, plus reasonable out-of-pocket expenses.

                                             BY ORDER OF THE BOARD OF DIRECTORS


                                            Mary Ann Hass
                                            Chairman and Chief Executive
                                            Officer

Chicago, Illinois
March 17, 1998

                             NORTH BANCSHARES, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 22, 1998


      The undersigned hereby appoints the Board of Directors of North Bancshares, Inc. (the "Company"), and its survivor, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Company's Annual Meeting of Stockholders (the "Meeting") to be held at the Chicago Historical Society, located at 1601 N. Clark Street, Chicago, Illinois on April 22, 1998 at 10:00 a.m., local time, and at any and all adjournments and postponements thereof.

      THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR ELECTION AS DIRECTORS LISTED IN ITEM 1 BELOW AND FOR THE RATIFICATION OF THE APPOINTMENT OF AUDITORS NAMED IN ITEM 2 BELOW AND AGAINST THE PROPOSALS SET FORTH IN ITEMS 3, 4 AND 5 BELOW. THE BOARD OF DIRECTORS DOES NOT KNOW OF ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING, OTHER THAN A STOCKHOLDER PROPOSAL WHICH HAS BEEN EXCLUDED FROM THIS PROXY AND THE ACCOMPANYING PROXY STATEMENT PURSUANT TO RULE 14A-8 UNDER THE SECURITIES EXCHANGE ACT OF 1934. IF SUCH STOCKHOLDER PROPOSAL IS PROPERLY BROUGHT BEFORE THE MEETING, THE HOLDERS OF THIS PROXY WILL USE THEIR DISCRETIONARY AUTHORITY TO VOTE AGAINST SUCH STOCKHOLDER PROPOSAL. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO BUSINESS TO BE PRESENTED AT THE MEETING OTHER THAN AS DESCRIBED ABOVE.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED IN ITEM 1 BELOW AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF AUDITORS NAMED IN ITEM 2 BELOW.


1. The election as directors of all nominees listed below (except as marked to the contrary):

                           o FOR                     o VOTE WITHHELD

      INSTRUCTION: TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A
                   LINE THROUGH THAT NOMINEE'S NAME BELOW.

                  MARY ANN HASS                        JOSEPH A. GRABER

2. The ratification of the appointment of KPMG Peat Marwick LLP as auditors for the Company for the fiscal year ending December 31, 1998.

                  o FOR               o AGAINST           o ABSTAIN



                  (Continued and to be SIGNED on Reverse Side)

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THE PROPOSALS SET FORTH IN ITEMS 3, 4 AND 5 BELOW.

3. A proposal by a stockholder of the Company concerning voting provisions in the Company's Certificate of Incorporation.

                  o FOR                o AGAINST                 o ABSTAIN

4. A proposal by a stockholder of the Company concerning the calling of special meetings of stockholders of the Company.

                  o FOR                o AGAINST                 o ABSTAIN

5. A proposal by a stockholder of the Company concerning the classification of the Company's Board of Directors.

                  o FOR                o AGAINST                 o ABSTAIN


         In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof.


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      This Proxy may be revoked at any time before it is voted by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than this Proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of this Proxy). If this Proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

      The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of notice of the Meeting, a Proxy Statement and an Annual Report to Stockholders.


Dated:______________ , 1998
                                       ___________________________
                                       Signature of Stockholder

                                       Please sign exactly as your
                                       name(s) appear(s) to the
                                       left. When signing as
                                       attorney, executor,
                                       administrator, trustee or
                                       guardian, please give your
                                       full title. If shares are
                                       held jointly, each holder
                                       should sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE